Exhibit 6.2

AMENDMENT TO MEMBERSHIP AGREEMENT

HI MIKE WINSTON

Please review the Amendment to your Membership Agreement below.

If you have any questions or concerns, please don't hesitate to reach out to us at we-us-31890@wework.com

Reference is hereby made to the WeWork Membership Agreement between 10845 Griffith Peak Drive Tenant LLC ("WeWork") and Jet Token Inc. dated July 17, 2019, including the accompanying Membership Details Form and any other amendments thereto (the "Agreement"). The parties agree that the following terms shall be considered binding amendments to the Agreement (the "Amendment"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

PRIMARY MEMBER INFORMATION

Jet Token Inc.

Primary member: Mike Winston

mike@jettoken.com

+19179922241

Amendment to WeWork Membership Agreement	1

AMENDED MEMBERSHIP DETAILS

Current Office(s)

WeWork Two Summerlin

02-165 • 6 person office

Membership Fee:

$3,180.00/mo from December 1, 2020

Previous Commitment term

12 months from February 1, 2020 to January 31, 2021

Commitment term

End date: November 30, 2021

Notice Period (For Termination After Commitment Term):

2 months

Previous Discounts

-$649.85/mo from March 1, 2020 to January 31, 2021

New Discounts

-$1,590.00/mo from December 1, 2020 to January 31, 2021

-$1,272.00/mo from February 1, 2021 to February 28, 2021

-$954.00/mo from March 1, 2021 to April 30, 2021

-$636.00/mo from May 1, 2021 to November 30, 2021

ANNUAL ESCALATION

On each anniversary of the start date for the office, the Membership Fee will be subject to an automatic three and a half percent (3.5%) increase over the then current Membership Fee.

This amendment may alter the date upon which Member Company's annual increase of the Membership Fee occurs, but in no event shall it occur on a date earlier than the next anniversary of the Start Date of the Agreement.

Amendment to WeWork Membership Agreement	2

In the event of any inconsistency between the Agreement and this Amendment, the terms of this Amendment shall prevail. The parties further agree that other than the terms modified by this Amendment, the Agreement remains otherwise unchanged, including the annual Membership Fee increases set forth in the Agreement.

By electronically signing this Amendment you represent that you have the proper authority to execute this Amendment on behalf of Jet Token Inc. and incur the obligations described in this Amendment on behalf of Jet Token Inc.

Community Manager's signature	Electronic Signature

/s/ Kristen Corson	/s/ Mike Winston

10845 Griffith Peak Drive Tenant LLC	Jet Token Inc.

Signed on November 25, 2020

WeWork
10845 Griffith Peak Drive Tenant LLC
10845 Griffith Peak Drive	(855) 593-9675
Las Vegas, NV, 89135, USA	we-us-31890@wework.com

Amendment to WeWork Membership Agreement	3